Exhibit 10.17

AMENDMENT NO. 2 TO LEASE

This AMENDMENT NO. 2 TO LEASE (this “Amendment”) is entered into as of July 2, 2013, by and between SANTA CLARA OFFICE PARTNERS LLC, a Delaware limited liability company (“Landlord”), on the one hand, and PALO ALTO NETWORKS, INC., a Delaware corporation (“Tenant”), on the other hand, with reference to the following facts:
R E C I T A L S
A.    Landlord and Tenant are parties to that certain Lease dated as of October 20, 2010, as amended by that certain Amendment No. 1 to Lease dated as of March __, 2011 [original undated] and executed by Landlord on April 12, 2011 (collectively, the “Lease”), concerning certain premises located at 3300 Olcott Street in Santa Clara, California.
B.    Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Lease.
C.    Tenant desires to sublease the entirety of the Leased Premises to Gigamon Inc., a Delaware corporation (“Subtenant”), pursuant to a Sublease in the precise form of Exhibit A attached to this Amendment (the “Sublease”). Pursuant to the Lease, Landlord’s consent is required in order for Tenant and Subtenant to enter into the Sublease.
D.    Landlord is willing to consent to such Sublease, on the terms and conditions set forth in this Amendment.
A G R E E M E N T
NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Conditions.    The following conditions must be satisfied or waived in writing by Landlord; if any such condition is neither satisfied nor so waived, then at Landlord’s option in its sole discretion, this Amendment shall be deemed null and void and of no force or effect. The conditions are:

(a)	the full execution and delivery of the Sublease by Tenant and Subtenant, and the delivery to Landlord of one fully-executed original thereof;

(b)	the execution and delivery of this Amendment by Landlord and Tenant; and

(c)	the satisfaction or written waiver by Landlord of the condition set forth in Section 7 below; and

(d)	the full execution and delivery of a Consent to Sublease in the precise form of Exhibit B attached to this Amendment (the “Consent to Sublease”).
2.Base Monthly Rent.    Upon satisfaction or written waiver by Landlord of the foregoing conditions, Article 1 of the Lease is hereby amended by replacing the definition of “Base Monthly Rent” therein with the following:

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

Period:                Base Monthly Rent:
4/1/11 – 3/31/12        $0
4/1/12 – 3/31/13        $124,000.00
4/1/13 – 9/30/13        $128,000.00
10/1/13 – 6/30/14        $0
7/1/14 – 12/31/14        $235,630.72
1/1/15 – 12/31/15        $243,027.20
1/1/16 – 12/31/16        $250,423.68
1/1/17 – 12/31/17        $257,820.16
1/1/18 – 3/31/18        $265,216.64

3.No Assignment Consideration or Sublease Profits.    Landlord and Tenant acknowledge and agree that there is no assignment consideration or sublease profits resulting from the Sublease.
4.Mutual Waiver of Subrogation.    Paragraph 9.3 of the Lease is hereby amended in its entirety to read as follows:
Notwithstanding anything to the contrary in this Lease, Landlord hereby releases Tenant and its respective partners, principals, shareholders, members, shareholders, officers, agents, employees and servants, and Tenant hereby releases Landlord and its respective partners, principals, members, shareholders, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from  any risk insured against under any property insurance policy actually carried or required to be carried by any such parties under this  Lease.  Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy.
5.Notices.    Paragraph 13.10 of the Lease is hereby amended in its entirety to read as follows:
Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:
If to Landlord:        Santa Clara Office Partners LLC
c/o Menlo Equities LLC
490 California Avenue
4th Floor
Palo Alto, California 94306
Attention: Henry Bullock/Richard Holmstrom
Facsimile: (650) 326-9333

with a copy to:        Mintz Levin Cohn Ferris Glovsky and Popeo PC
44 Montgomery Street
36th Floor
San Francisco, California 94104
Attention: Paul Churchill

Facsimile: (415) 432-6001

If to Tenant:        Palo Alto Networks, Inc.
3300 Olcott Street
Santa Clara, California 95054
Attention: General Counsel
Facsimile: (408) 753-4001

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.
6.Options to Extend.    Upon satisfaction or written waiver by Landlord of the foregoing conditions, Landlord and Tenant agree that Tenant shall no longer have any options to extend the Term of the Lease and that the Lease is hereby amended by deleting Article 15, effective upon such satisfaction or written waiver by Landlord of the foregoing conditions.
7.Additional Condition Precedent To Lease Amendment.    The effectiveness of this Amendment and Landlord’s and Tenant’s obligations hereunder are subject to the receipt by Landlord, no later than ten (10) business days after the date hereof, of the Lender’s Consent. Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at either Landlord’s or Tenant’s option by written notice to the other party delivered prior to receipt of Lender’s Consent (if received after such 10-business-day period), thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder. As used herein, the term “Lender’s Consent” means a written consent to this Amendment in form reasonably satisfactory to Landlord and Tenant, executed by the holder of the promissory note secured by that certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (encumbering the fee interest in the real property of which the Leased Premises are a part), recorded on April 9, 2008 in the Official Records of Santa Clara, California, at Series No. 19806764, as amended.
8.Option Term Lease; Restoration of Certain Alterations.
(a)In the Consent to Sublease, Landlord has granted Subtenant the option to lease the Leased Premises directly from Landlord pursuant to the Option Term Lease (as defined in the Consent to Sublease) at the expiration of the Term of the Lease. In the event that Subtenant exercises such option and becomes a direct tenant of Landlord’s pursuant to the Option Term Lease, or in the event Landlord, in its sole and absolute discretion, agrees to enter into a different form of direct lease with Subtenant for the entirety of the Leased Premises commencing concurrently with the expiration of the Lease (an “Alternative Direct Lease”), Landlord agrees that (i) Tenant shall be excused from the removal and restoration and other surrender obligations set forth in Paragraph 2.6 of the Lease and (ii) such obligations shall be deferred to the expiration or earlier termination of the Option Term Lease or the Alternative Direct Lease, as applicable, in both cases (i) and (ii), if but only to the extent that Subtenant has assumed such obligations in accordance with Section 3 of the Consent to Sublease. Tenant acknowledges and agrees that Landlord shall have no obligation to enter into the Alternative Direct Lease, and may refuse to do so for any reason or no reason.
(b)Landlord agrees that, notwithstanding Section 8(a) above, Article 6 of the Lease, and the four (4) letters attached to this Amendment as Exhibit C (the “Alteration Approval Letters”), Landlord will not require Tenant or Subtenant to remove the Alterations which were the subject of the Alteration Approval Letters.
9.Brokers.    Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than Cooper/Brady Partnership dba

Cresa (“Cresa”) with respect to the Sublease, and that it will indemnify, defend with competent counsel approved by Landlord, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of the Sublease. In reliance on the foregoing, Landlord shall pay a leasing commission to Cresa on account of this Lease Amendment and the Sublease in the aggregate amount of $919,325 pursuant to, in accordance with, and subject to the conditions contained in, a separate written agreement signed by Landlord and Cresa.
(c)Successors and Assigns.    This Amendment shall be binding upon any and all of the administrators, executors, successors, trustors, beneficiaries and assigns of each of the parties without regard to the time at which said persons first assumed such status. Landlord’s interest in this Amendment shall be freely assignable by Landlord in its sole discretion.
(d)Multiple Counterparts.    This Amendment may be executed in multiple counterparts, each of which shall constitute an original. The parties contemplate that the executed counterparts of this Amendment may be transmitted by facsimile and agree and intend that a signature sent by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.
(e)Advice of Counsel.    The parties acknowledge that they have been represented in the negotiations for and in the performance of this Amendment by counsel of their own choice; that they have read this Amendment; that they have had this Amendment fully explained to them by such counsel or have had such opportunity; and that they are fully aware of the contents of this Amendment and of its legal effect.
(f)Attorneys’ Fees.    In the event of any dispute, claim or litigation based upon, arising out of, or relating to, the breach or enforcement of any of the provisions of this Amendment, the prevailing party in such dispute, claim or litigation shall be entitled to recover attorneys’ fees, costs and expenses from the non-prevailing party.
(g)Choice of Law.        This Amendment shall be construed and enforced in accordance with California law.
(h)Construction.    The Amendment shall not be construed as if drafted by only one party, but shall be construed as if drafted by both parties.
(i)Authority.    Each party represents to the other that it has the right to enter into this Amendment, and that it is not violating the terms or conditions of any other agreement to which it is a party or by which it is bound by entering into this Amendment. It is further represented and agreed that the individuals signing this Amendment on behalf of the respective parties do have actual authority to execute this Amendment and, by doing so, bind the party on whose behalf this Amendment has been signed.
IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.
LANDLORD:

SANTA CLARA OFFICE PARTNERS LLC,
a Delaware limited liability company
By:    Menlo Equities III LLC,
a California limited liability company,
its Managing Member
By:     Menlo Equities LLC,

a California limited liability company,
its Managing Member
By:    Diamant Investments LLC,
a Delaware limited liability company,
its Member

By: /s/ Rick Holmstrom
Rick Holmstrom, Manager

TENANT:

PALO ALTO NETWORKS, INC., a
Delaware corporation

By: /s/ Jeffrey C. True
Jeffrey C. True, VP & General Counsel

EXHIBIT A

SUBLEASE

[FOLLOWING THIS PAGE]

SUBLEASE
THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of July 2, 2013, and is made by and between PALO ALTO NETWORKS, INC., a Delaware corporation (“Sublessor”), and GIGAMON INC, a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:
1.Recitals: This Sublease is made with reference to the fact that Santa Clara Office Partners LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of October 20, 2010, as amended by that certain Amendment No. 1 to Lease dated as of March __, 2011 [original undated] (the “First Amendment to Master Lease”) and that certain Amendment No. 2 to Lease dated as of the date hereof (as amended, the “Master Lease”), with respect to premises consisting of approximately 105,664 square feet of space located at 3300 Olcott Street, Santa Clara, California (the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A.
2.    Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises (hereinafter, the “Subleased Premises”).
3.    Term:
A.    Term. The term (the “Term”) of this Sublease shall be for the period commencing on the later of (i) January 1, 2014 or (ii) the date Sublessor delivers possession of the Subleased Premises professionally cleaned and free of occupancy by Sublessee’s employees and any personal property of Sublessor, other than the Furniture (as defined below) (the “Commencement Date”) and ending on March 31, 2018 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.
B.    Early Access. Sublessor shall permit Sublessee to access the Subleased Premises no later than December 14, 2013 (the “Delivery Date”), for the purpose of installing its furniture, fixtures, voice and data communications systems and any other improvements or equipment necessary for the conduct of Sublessee’s business, subject to Sublessor’s receipt of Master Lessor’s consent to this Sublease and all of the insurance certificates required of Sublessee under this Sublease. Such occupancy (i) shall be subject to all of the applicable provisions of this Sublease, specifically excluding the obligation to pay Rent (as defined below) but including the obligation to pay utilities; and (ii) shall not advance the Expiration Date of this Sublease. Sublessor and Sublessee acknowledge that, during Sublessee’s early access period prior to the Commencement Date, Sublessor’s employees and contractors may have access to the Subleased Premises for purposes of causing them to be professionally cleaned and in the required delivery condition. Sublessor and Sublessee shall cooperate with each other during such early access period to minimize interference with each party’s activities.
C.    No Option to Extend. The parties hereby acknowledge that the expiration date of the Master Lease is March 31, 2018 and that Sublessee has no option to extend the Term of this Sublease. Sublessor shall use its best efforts to request Master Landlord grant Sublessee an option to renew. Provided that this Sublease has not been terminated due to a default by Sublessee, Sublessor waives any right it may have to extend the term of the Master Lease, including, without limitation, Sublessor’s extension option rights under Article 15 of the Master Lease.
4.    Rent:
A.    Base Rent. The monthly base rent schedule (“Base Rent”) shall be as follows:

Months	Rate / sf	Base Rent
1-6	$2.23	$0.00
7-12	$2.23	$235,630.72
13-24	$2.30	$243,027.20
25-36	$2.37	$250,423.68
37-48	$2.44	$257,820.16
49-51	$2.51	$265,216.64
Notwithstanding the foregoing, Sublessor hereby agrees to provide Sublessee with an additional credit against Base Rent in the amount of $528,320 ($5.00 per rentable square foot of the Subleased Premises), which shall automatically be applied against Base Rent first due commencing on the first day of the seventh (7th) month of the Term, until such credit is exhausted. Base Rent and Additional Rent, as defined below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand and, except as otherwise provided in this Sublease, without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at 4401 Great America Parkway, Santa Clara, CA 95054, Attention: Corporate Controller or such other address as may be designated in writing by Sublessor. Upon execution hereof by Sublessee and Sublessor, Sublessee shall pay to Sublessor the sum of Two Hundred Thirty-Five Thousand Six Hundred Thirty and 72/100 Dollars ($235,630.72), which shall be applied as a credit against the first installment(s) of Base Rent due under this Sublease.
B.    Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease, including, without limitation, any amounts payable by Sublessor to Master Lessor as "Property Operating Expenses" (as defined in Section 3.2 of the Master Lease, as incorporated herein) and payment of any business property taxes on the Furniture (defined below) with respect to the Term, shall be paid by Sublessee hereunder as and when such amounts are due hereunder. All such amounts shall be deemed additional rent ("Additional Rent"). Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent". Notwithstanding anything to the contrary contained in this Sublease, (i) Sublessee shall not be required to pay any Rent that is due as a result of any default by Sublessor (through no fault of Sublessee) of any of Sublessor’s obligations under the Master Lease and (ii) in no event shall Sublessee be liable or responsible to Sublessor for any costs, claims, demands or liabilities to the extent arising from (a) any default by Sublessor in the performance of its obligations under Section 4.11 of the Master Lease prior to the Commencement Date or (b) any Hazardous Materials that were first introduced to the Premises or Property prior to the Commencement Date through no fault of Sublessee or any of its agents, contractors, employees or invitees.
5.    Late Charge: If Sublessee fails to pay to Sublessor any amount due hereunder within five (5) days after the due date, Sublessee shall pay Sublessor upon demand a late charge equal to five percent (5%) of the delinquent amount accruing from the due date. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate identified in Section 3.4 of the Master Lease, as incorporated herein (the "Interest Rate"), from the due date to and including the date of the payment. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment. Sublessor's acceptance of any interest or late charge shall not waive Sublessee's default in failing to pay the delinquent amount. Notwithstanding the foregoing, no late charge or interest shall be due on the first (and only the first) late payment of Rent by Sublessee during any twelve (12) month period during the Term unless Sublessee fails to make such payment to Sublessor within five (5) days after Sublessee’s receipt of a written notice of delinquency from Sublessor.
6.    Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Two Hundred Eighty-One Thousand Sixty-Six and 24/100 Dollars ($281,066.24) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. The Security Deposit shall be held in accordance with the terms of Section 3.7 of the Master Lease, as incorporated herein.

7.    Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is March 31, 2018 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with Paragraph 19 hereof, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 13.2 of the Master Lease.
8.    Delivery and Acceptance:
A.     No later than the Delivery Date, Sublessor shall deliver possession of the Subleased Premises to Sublessee in their current configuration free of any employees of or personal property of Sublessor other than the Furniture (as defined below), and, Sublessor shall cause the Subleased Premises to be professionally cleaned no later than the Commencement Date. If Sublessor fails to deliver possession of the Subleased Premises to Sublessee for early access in the required condition on or before the Delivery Date or fails to cause the Commencement Date to occur by January 1, 2014 for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that (i) in such event, Sublessee shall receive one (1) day of free Rent for each day after (y) the Delivery Date until Sublessor delivers possession of the Subleased Premises in the condition required on the Delivery Date and (z) January 1, 2014 until the Commencement Date occurs, with such “free Rent” not to exceed in the aggregate forty-five (45) days. In addition, if the Commencement Date does not occur by February 28, 2014, then Sublessee may terminate this Sublease by delivery of written notice to Sublessor of such termination not later than March 10, 2014, whereupon this Sublease shall terminate (unless possession is delivered prior to Sublessor’s receipt of such termination notice) and Sublessor shall promptly refund to Sublessee the Security Deposit and prepaid Base Rent paid by Sublessee to Sublessor under this Sublease.
B.    Notwithstanding the foregoing, Sublessor represents and warrants, to Sublessor’s actual knowledge, that the Subleased Premises will be delivered in watertight condition in their current configuration, in compliance with applicable law and with all operating systems serving the Subleased Premises in good operating condition and repair. Except to the extent caused by the acts or omissions of Sublessee or its agents, employees, or contractors or by any alterations or improvements by Sublessee, if Sublessee delivers to Sublessor written notice specifying a breach of the foregoing responsibilities within sixty (60) days after the Commencement Date, Sublessor shall be responsible for repairing or correcting the same; provided, however, that with respect to repairs that are the obligation of Master Lessor under the Master Lease, Sublessor’s obligations with respect to such repairs shall be limited as set forth in Paragraph 28 below. If Sublessor fails to perform its obligations under this Paragraph 8.B, then, Sublessee shall have the right to perform such obligations to the extent provided in Paragraph 27 below, but subject to the notice and cure periods set forth therein.
9.    Repairs: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, except as otherwise expressly provided in this Sublease, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as expressly provided in this Sublease. Except as otherwise provided in Paragraph 8 above, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.
10.    Indemnity: Except to the extent caused by the negligence or willful misconduct of, or any violation of law (through no fault of Sublessee) by, Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees) (“Claims”), to the extent caused by or arising in connection with: (i) the use or occupancy of the Subleased Premises by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee's obligations under this Sublease or the provisions of the Master Lease that have been incorporated into this Sublease as obligations of Sublessee. Sublessee's indemnification of Sublessor shall survive termination of this Sublease. In addition,

Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, protect and hold Sublessee harmless from and against any and all Claims to the extent caused by or arising in connection with the use or release of Hazardous Materials by Sublessor or its agents, employees and contractors at the Subleased Premises in violation of applicable environmental laws.
11.    Right to Cure Defaults: If Sublessee fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.
12.    Assignment and Subletting. Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor (which consent shall be conditioned upon the receipt of Master Lessor’s consent, but otherwise, Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed) and Master Lessor to the extent required under the Master Lease. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Any Transfer shall be subject to the terms of Article 7 of the Master Lease. Notwithstanding the foregoing, as between Sublessor and Sublessee only (and without limiting the rights of Master Lessor under the Sublease or Sublessee’s obligations abide by the provisions and restrictions of Article 7 of the Master Lease, including, without limitation, the obligation to contain the consent of Master Lessor to the extent provided in the Master Lease), Sublessor agrees that: (i) none of the following shall constitute a Transfer: any change in the controlling ownership interest of the entity that constitutes Sublessee which results from any of the following: (a) the infusion of additional equity capital in Sublessee or an initial public offering of equity securities of Sublessee under the Securities Act of 1933, as amended, which results in Sublessee's stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System (a “National Exchange”); or (b) any transfer or sale of the stock or other ownership interest in Sublessee (1) to the spouse(s) and/or children of a shareholder of Sublessee, (2) to any trust, the beneficiary(ies) of which are family members of a shareholder of Sublessee, (3) by reason of bequest or inheritance, or (4) in connection with the issuance of warrants or stock options to purchase Sublessee’s stock, and the exercise of any purchase rights under any such warrants or stock options; provided, that any such issuance or exercise does not result in a change in the controlling percentage (as defined in the Master Lease) of the stock or other equity interests of Sublessee; and (ii) Sublessee may assign this Sublease or sublet the Subleased Premises, without any “recapture right” by Sublessor and without any obligation to pay to Sublessor “assignment consideration” or “excess rentals” (as such terms are defined in the Master Lease) to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Sublessee, or (ii) resulting from a merger, non-bankruptcy reorganization or consolidation with Sublessee or acquiring substantially all of the assets and/or substantially all of the stock of Sublessee; provided that (w) any such entity shall assume the obligations and liabilities of Sublessee under this Sublease (or such of such obligations and liabilities as are to be performed by the sublessee under the terms of the applicable sublease in the event of a sublease), and no such assignment or sublease shall in any manner release Sublessee from its primary liability under this Sublease, (x) any such entity has a net worth at the time of such assignment or sublease that is sufficient to undertake the financial obligations under this Sublease and at least equal to that of Sublessee immediately before the merger, acquisition or other transaction, (y) Sublessee provides Sublessor with at least ten (10) days prior written notice of such transaction (or within ten [10] days after such transaction if Sublessee is prevented by law or any bona fide confidentiality agreement from providing prior notice to Sublessor) together with such information reasonably required by Sublessor that establishes that the underlying transaction complies with the provisions of this sentence and (z) Sublessee is not in monetary or material non-monetary default under the Sublease beyond applicable notice and cure periods at the time of the proposed Transfer.
13.    Use: Sublessee may use the Subleased Premises only for the uses identified in Article 4 of the Master Lease. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Master Lessor under the Master Lease.
14.    Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion (but only so long as (i) any such termination does not result in a breach of Sublessor’s obligations under this Sublease and (ii) any assignment does not result in a termination of this Sublease due to the exercise of any recapture right by Master Lessor under the Master Lease), Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder first accruing after the date of such transfer, provided that the transferee has assumed and agreed in writing and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor shall transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.
15.    Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor (which consent shall not be unreasonably withheld, conditioned or delayed) in accordance with this Sublease. Notwithstanding the foregoing, Sublessor conceptually approves Sublessee’s construction of the improvements to the Subleased Premises described on Exhibit E attached hereto and made a part hereof, provided that such improvements are constructed in accordance with Article 6 of the Master Lease. The foregoing approval by Sublessor does not waive any obligation of Sublessee to obtain Master Lessor consent to such improvements or constitute a waiver of Sublessor’s remaining rights with respect to the review and approval of such improvements, such as approval over plans and specifications and determination of restoration obligations.
16.    Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Sublease, Sublessor and Sublessee hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy actually carried or required to be carried by any such parties under this Sublease or the Master Lease. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent (except if and to the extent Sublessor is allowed a proportionate abatement of Rent under the Master Lease) for any: (i) failure or interruption of any utility system or service; (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease; or (iii) penetration of water into or onto any portion of the Subleased Premises. The obligations of Sublessor and Sublessee under this Sublease shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of either business entity.
17.    Insurance: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Section 9.1 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy.
18.    Default; Remedies: Sublessee shall be in material default of its obligations under this Sublease upon the occurrence of any of the “Events of Default” set forth in Section 12.1 of the Master Lease, as incorporated herein. In the event of any Event of Default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 12.2 of the Master Lease and by applicable law. Sublessor may resort to its remedies cumulatively or in the alternative.
19.    Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition existing upon the delivery of possession of the Subleased Premises to Sublessee, free of hazardous materials caused by Sublessee and in the condition required by Section 2.6 the Master Lease (provided, however, that Sublessee shall not be required to remove or restore any alterations or improvements to the Premises made by or on behalf of Sublessor other than the basketball court installed by Sublessor in the parking area, but only if and to the extent such removal is required by Master Lessor under the Second Amendment to Master Lease), reasonable wear and tear, any alterations or improvements to the Subleased Premises made and paid for by Sublessee during the Term that Master Lessor agrees may be surrendered at the expiration of the Term, and damage caused by casualty or condemnation excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. Notwithstanding the foregoing, if Sublessee has entered into a direct lease with Master Lessor (including, without limitation, pursuant to the exercise of Sublessee’s rights pursuant to Section 19 of the Master Lessor Consent (as defined below)) commencing concurrently with the expiration of the Term of this Sublease, Sublessee’s obligations to surrender possession of the Subleased Premises in the condition required under this Sublease on the Expiration Date shall be excused.
20.    Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Cresa, representing both Sublessor and Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder. Sublessee shall not be obligated to pay any brokerage commission due to Cresa arising out of this transaction.
21.    Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
22.    Other Sublease Terms:
A.    Incorporation By Reference. Except as otherwise provided in or modified by this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease” and each reference to “Base Monthly Rent” or “Rent” in such incorporated sections (other than Section 13.2 of the Master Lease) shall be deemed a reference to the Base Rent and Rent payable under this Sublease; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (provided Sublessee agrees to pay Sublessor for all reasonable out-of-pocket costs incurred by Sublessor in connection therewith) to obtain Master Lessor’s performance as provided in Paragraph 28 of this Sublease; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have one (1) fewer day to perform all monetary obligations, and three (3) fewer days to perform non-monetary obligations; provided, however, that with respect to any non-monetary obligations that are required to be performed by Sublessor under the Master Lease in seven (7) days or less, if any, Sublessee shall have two (2) fewer day to perform such obligation, but in no event shall Sublessee shall have less than one (1) day to perform a monetary or non-monetary obligation under this Sublease; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor (but Sublessor shall not exercise any such rights as long as Sublessee is not in default of any of its obligations under this Sublease); (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor, but such indemnification obligations shall only apply to the extent of matters arising during the Term of this Sublease); (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor, except as otherwise provided in this Sublease or as required by Master Lessor pursuant to its rights under the Master Lease or the Master Lessor Consent (defined below); (xi) with respect to any approval or consent sought by Sublessee under this Sublease, Sublessee shall pay all consent and review fees set forth in the Master Lease to both Master Lessor and Sublessor (it being understood that Sublessor, not Sublessee, shall be obligated to pay any consent or review fees payable to Master Lessor with respect to Master Lessor’s consent to this Sublease; (xii) fifty percent (50%) of all “excess rentals” under subleases and assignments, after payment of all such “excess rentals” due to Master Lessor under the Master Lease, shall be paid to Sublessor and (xiii) Sublessor shall not require Sublessee to provide financial statements pursuant to the Sections 7.2 and 13.7 of the Master Lease, as incorporated herein, if Sublessee is listed on a National Exchange.
Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein: Article 1 (except for the following definitions: “Tenant’s Required Liability Coverage,” “Property,” “Building,” “Outside Areas,” “Parking,” “Leased Premises,” “Tenant’s Expense Share,” and “Permitted Use,”), Sections 2.1, 2.3, 2.4, 2.5, 3.1, 3.6, 13.3 (first sentence only), 13.10, 14.1 (final clause of last sentence only), 14.2, Article 15, Exhibit B, the First Amendment to Master Lease and the Second Amendment to Master Lease; and (b) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 3.2, 3.3, 4.4, 4.5 (last two sentences only), 4.6, 4.8, 4.10, 4.11(e), 4.12, 4.13, 5.1, 5.2, 5.4, 6.1 (second and third sentences only), 6.2 (excluding the second sentence), 6.3, 7.2 (4th sentence only), 7.3 (recapture right and joint marketing right only), 9.2, Article 10, Article 11, Sections 12.4 (the entire first sentence and clause (ii) of the second sentence only), 13.5, 13.8, 13.12, 16(b), Exhibit C, and Exhibit D.
B.    Performance of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly agrees: (i) to comply with all provisions of the Master Lease with respect to the Term to the extent incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Term of this Sublease which are incorporated hereunder. Sublessee’s obligations shall not include (and Sublessor’s obligations under this Sublease shall include) the obligations of Sublessor under the Master Lease that Sublessee has not expressly agreed to perform under this Sublease (collectively referred to herein as “Sublessor’s Remaining Obligations”). Sublessor shall not agree to amend or modify the Master Lease in any way so as to materially or adversely affect Sublessee or its interest thereunder, increase Sublessee’s obligations thereunder or materially restrict Sublessee's rights thereunder, without the prior written approval of Sublessee, which may be withheld in Sublessee’s reasonable discretion. Sublessor shall not voluntarily terminate the Master Lease during the term of this Sublease for any reason (including, without limitation, any damage to or destruction of the Subleased Premises caused by a casualty pursuant to Section 10.4 of the Master Lease (except as provided in Paragraph22.C below) or eminent domain action pursuant to Section 11.1 of the Master Lease) without Sublessee’s prior written approval unless Master Lessor agrees to continue Sublessee’s occupancy of the Subleased Premises for the remainder of the Term on the same terms and conditions of this Sublease. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee, unless such termination is occasioned by (i) an Event of Default by Sublessor as the tenant under the Master Lease not arising out of any default or breach of Sublessee hereunder, or (ii) a breach of Sublessor’s obligations under this Sublease, including, without limitation, Sublessor’s obligations under the preceding sentence of this Paragraph, which termination in either case shall constitute a default by Sublessor hereunder unless Master Lessor agrees to continue Sublessee’s occupancy of the Subleased Premises for the remainder of the Term on the same terms and conditions of this Sublease. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.
C.    Damage & Destruction. Notwithstanding the foregoing or the terms of the Master Lease, Sublessor and Sublessee agree that, if the Subleased Premises are damaged or destroyed by casualty, (i) Sublessor shall have no obligation whatsoever to repair the damage other than its obligation hereunder to use reasonable efforts to cause Master Lessor to perform its obligations under the Master Lease, (ii) Sublessor will not terminate this Sublease or, unless Sublessee terminates this Sublease as a result of such casualty, the Master Lease as a consequence of such destruction, (iii) Sublessee shall have the right to terminate this Sublease to the extent, but only to the same extent that Sublessor has a right to terminate the Master Lease as a consequence of such destruction and (iv) if Sublessee desires to exercise its right to terminate this Sublease, it shall provide Sublessor with written notice of its exercise of any such election within not less than four (4) days after Sublessee’s receipt from Sublessor of a copy of the written opinion of Landlord’s architect or construction consultant required under Section 10.4 of the Master Lease regarding the time it will take to complete the restoration work caused by a casualty, and, Sublessee’s failure to provide such notice in such four (4) day period shall constitute a waiver of its right to terminate this Sublease in connection with such casualty.
23.    Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon each of the following (i) the written consent of Master Lessor in the form attached hereto as Exhibit C the “Master Lessor Consent”) or such other form as may be acceptable to Sublessor and Sublessee, (ii) the execution and delivery of the Second Amendment to Master Lease in the form attached hereto as Exhibit D (the “Second Amendment to Master Lease”) and (iii) the consent of the Master Landlord’s lender to the Second Amendment to Master Lease. If all of the foregoing conditions are not satisfied within thirty (30) days after execution of this Sublease by Sublessor and Sublessee, then Sublessor or Sublessee may terminate this Sublease by giving the other party ten (10) days’ prior written notice thereof, in which case this Sublease shall terminate on the day following the last day of the ten (10)-day notice period (unless all such conditions are satisfied during such ten (10)-day period), whereupon Sublessor shall promptly return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit. Sublessor shall use reasonable efforts to obtain Master Lessor’s execution and delivery of the Master Lessor Consent and the Second Amendment to Master Lease as soon as reasonably practicable.
24.    Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.
25.    Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, Master Lessor has certain termination and recapture rights, including, without limitation, in Section 7.3, 10.3, 11.2, and 12.2. Nothing herein shall prohibit Master Lessor from exercising any such rights and Master Lessor shall not have any liability to Sublessee as a result thereof. In the event Master Lessor exercises any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor unless such termination is occasioned by an Event of Default by Sublessor as the tenant under the Master Lease not arising out of any default or breach of Sublessee hereunder, which termination shall constitute a default by Sublessor hereunder unless Master Lessor agrees to continue Sublessee’s occupancy of the Subleased Premises for the remainder of the Term on the same terms and conditions of this Sublease.
26.    Signage; Parking. Subject to Master Lessor’s consent and Sublessee’s compliance with all applicable provisions of the Master Lease, including Section 4.6, Sublessee, at Sublessee’s sole cost and expense, shall have any rights to install signage that are granted to Sublessor under the Master Lease. Sublessee shall have all of Sublessor’s parking rights under the Master Lease, at no additional charge to Sublessee, except as provided in Section 4.5 of the Master Lease, as incorporated herein.
27.    Quiet Enjoyment; Right to Cure.
A.    Sublessee shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all Rent and performs all of Sublessee's covenants and agreements contained therein. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor's Remaining Obligations under the Master Lease or fails to perform Sublessor's stated obligations under this Sublease to enforce, for Sublessee's benefit, Master Lessor's obligations under the Master Lease, then Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within twenty (20) days thereafter (except that if such default cannot be cured within said twenty (20)-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such twenty (20)-day period and proceeds diligently thereafter to effect such cure as soon as reasonably possible), then in addition, Sublessee shall be entitled, at Sublessee's option, to cure such default and promptly collect from Sublessor Sublessee's reasonable out-of-pocket expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs). Sublessee shall not be required, however, to wait the entire cure period described herein if (i) Sublessor’s default poses a material and imminent risk to the health or safety of persons, or (ii) earlier action is required to comply with any applicable governmental law, regulation or order. Sublessor shall reimburse Sublessee for the reasonable out of pocket costs incurred by Sublessee in accordance with the terms of this Paragraph 27 (the “Reimbursement Amount”) within thirty (30) days after Sublessee’s submission to Sublessor of Sublessee’s bill therefor, which bill shall be accompanied by receipted, itemized invoices (with reasonable supporting documentation) for the material or services reflected in the bill. In the event Sublessor fails to pay all or any portion of the Reimbursement Amount due Sublessee under this Paragraph 27 within thirty (30) days after receipt of Sublessee’s bill therefore, interest shall accrue on such delinquent amount at the Interest Rate until such delinquent amount has been paid or fully offset (as provided hereinbelow), and Sublessee may with ten (10) business days prior notice to Sublessor that it has elected to do so, offset such delinquent amount against the monthly Base Rent due from Sublessee. Notwithstanding the foregoing, if Sublessor delivers to Sublessee a good faith written objection notice within five (5) business days after receipt of Sublessee’s notice of intent to offset, setting forth with reasonable particularity Sublessor’s reasons for its claim that Sublessor is not required to pay Sublessee all or any specified portion of the Reimbursement Amount, then Sublessee shall not be entitled to offset the disputed portion of the Reimbursement Amount, but Sublessee may institute arbitration proceedings against Sublessor pursuant to Paragraph 27.B below to collect such amount; provided, however, that in the event Sublessee is prevented from instituting an arbitration proceeding because of the existence of the automatic stay under applicable bankruptcy law, Sublessor shall bring a motion to modify the automatic stay to allow Sublessor to arbitrate Sublessee’s entitlement to, and the amount of the offset to which Sublessee is entitled, if any, within ten (10) business days after Sublessor’s receipt of demand from Sublessee that Sublessor do so, and if Sublessor shall fail to bring such motion within said ten (10) business day period, then notwithstanding the provisions of this sentence to the contrary, Sublessee shall have the right to proceed to offset the disputed amount against monthly Base Rent due from Sublessee as provided in the immediately preceding sentence of this Paragraph 27.
B.    All claims or disputes between Sublessor and Sublessee relating to Sublessee’s offset rights under Paragraph 27.A shall be resolved by expedited arbitration before one (1) arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedure, modified as follows: (i) the total time from date of demand for arbitration to final award shall not exceed forty-five (45) days; (ii) all notices may be by telephone or other electronic communication with later confirmation in writing; (iii) the time, date, and place of the hearing shall be set by the arbitrator in his or her sole discretion, provided that there shall be at least 10 business days prior notice of the hearing; (iv) there shall be no discovery except by order of the arbitrator; and (v) the arbitrator shall issue his or her award within ten (10) business days after the close of the hearing. The arbitration shall be held in the county in which the Premises are located. The decision of the arbitrator shall be final and binding on the parties and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be paid half by Sublessor and half by Sublessee unless the arbitrator decides otherwise in its decision.
28.    Sublessor’s Obligation, Sublessee’s Rights. To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Subleased Premises or the Building is the responsibility of Master Lessor under the Master Lease (collectively “Master Lessor Obligations”), upon Sublessee’s request, Sublessor shall make reasonable efforts to cause Master Lessor to perform such Master Lessor Obligations, and Sublessee shall (i) reimburse Sublessor on demand for any and all reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred by Sublessor in connection therewith, and (ii) indemnify, defend and hold harmless Sublessor from and against any and all losses, costs, liabilities, claims, counterclaims, reasonable out-of-pocket expenses and costs (including reasonable attorneys’ fees and costs) arising out of such efforts, except to the extent due to the Sublessor’s negligence or willful misconduct. Such reasonable efforts shall include, without limitation: (i) upon Sublessee’s written request, immediately notifying Master Lessor of its non-performance under the Master Lease, and requesting that Master Lessor perform its obligations under the Master Lease; and (ii) if Sublessor fails to commence appropriate legal action following a default by Master Lessor, permitting Sublessee to commence a lawsuit or other action in Sublessor’s name to obtain the performance required from Master Lessor under the Master Lease; provided, however, that if Sublessee commences a lawsuit or other action, Sublessee shall pay all reasonable out-of-pocket costs and expenses incurred in connection therewith, and Sublessee shall indemnify, defend and hold Sublessor harmless from all reasonable costs and expenses incurred by Sublessor in connection therewith, except to the extent due to the Sublessor’s negligence or willful misconduct. Except to the extent Sublessor breaches its obligations under this Sublease, in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor should fail to perform the Master Lessor Obligations, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that any indemnities (except as provided in Paragraph 22.A above), warranties, services or repairs to be given or performed by “Landlord” pursuant to the terms of the Master Lease which are incorporated herein by reference are required to be furnished by Master Lessor and not by Sublessor. Sublessor shall not be liable for any repair or restoration following casualty or destruction required to the Subleased Premises, other than its obligation hereunder to use reasonable efforts to cause Master Lessor to perform its obligations under the Master Lease. Except as otherwise expressly provided in this Sublease, Sublessor shall have no obligations to Sublessee with respect to performance of the Master Lessor Obligations.
29.    Sublessor’s Representations. Sublessor represents and warrants to Sublessee that: (i) the Master Lease is in full force and effect, and to Sublessor’s knowledge there exists under the Master Lease no default or event of default by either Master Lessor or Sublessor, nor, to Sublessor’s knowledge, has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default, (ii) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof, (iii) to Sublessor’s knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor that could, in the aggregate, materially adversely affect the Subleased Premises or any part thereof, or the ability of Sublessor to perform its obligations under this Sublease or the Master Lease and (iv) to Sublessor’s knowledge, Sublessor has not made any alterations to the Subleased Premises (excluding wiring and cabling) that could be required to be removed at the expiration of the term of the Master Lease other than the basketball court installed by Sublessor in the parking area, but only if and to the extent such removal is required by Master Lessor under the Second Amendment to Master Lease). As used herein, the phrase “to Sublessor’s knowledge” shall be deemed to refer to facts within the actual knowledge only of John Ewert, Sublessor’s Vice President, Finance, as of the date of this Sublease, and no others, without duty of inquiry whatsoever.
30.    Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the office furnishings within the Subleased Premises which are identified on Exhibit B attached hereto (the "Furniture") at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever, except that Sublessor represents and warrants to Sublessee that Sublessor holds legal title to the Furniture free of all liens and other encumbrances and has the right to convey legal title to the Furniture to Sublessee. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein. Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises. Notwithstanding the foregoing, provided Sublessee is not then in default under this Sublease beyond applicable notice and cure periods and (ii) this Sublease has not terminated prior to the Expiration Date due to a default by Sublessee, which conditions may be waived by Sublessor in its sole discretion, then upon the termination of this Sublease, Sublessee shall have the option to purchase the Furniture from Sublessor for a price of One Dollar ($1.00), and, if Sublessee properly exercises such option, Sublessor shall provide a bill of sale in a commercially reasonable form for such Furniture promptly upon request by Sublessee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.
SUBLESSEE:                    SUBLESSOR:

GIGAMON INC.                PALO ALTO NETWORKS, INC.
a Delaware corporation                a Delaware corporation

By: /s/ Paul Hooper         By: /s/ Jeffrey C. True
Name: Paul Hooper         Name: Jeffrey C. True
Its: Chief Executive Officer         Its: VP & General Counsel

Address:                    Address:
Prior to the Commencement Date:        Prior to the Commencement Date:
GIGAMON INC.                PALO ALTO NETWORKS, INC.
598 Gibraltar Drive                3300 Olcott Street
Milpitas, CA 95035                Santa Clara, CA 95054
Attn: General Counsel                Attn: General Counsel

After the Commencement Date:         After the Commencement Date:
GIGAMON INC.                PALO ALTO NETWORKS, INC.
3300 Olcott Street                4401 Great America Parkway
Santa Clara, CA 95054            Santa Clara, CA 95054
Attn: General Counsel                Attn: General Counsel

EXHIBIT A
MASTER LEASE

[See attached]

EXHIBIT B

FURNITURE, FIXTURES AND EQUIPMENT

OLCOTT FURNITURE INVENTORY
6/7/2013
ITEM	1st Flr. QTY.	2nd Flr. QTY.	TOTAL

Workstations	250	273	523
Office furniture	8	6	14

CHAIRS
Conference Rm. Chair	80	198	278
EBC Conference Rm. Chair	42	0	42
Guest Chair	16	19	35
Lobby/Lounge Chair	20	8	28
Training Rm. Chair	30	0	30
Tall Café Chair	12	0	12
Lunch Room Chair	0	100	100

TABLES
Conference Rm. Table	7	13	20
EBC Conference Rm. Table	2	0	2
Coffee/Lounge Table	6	3	9
Training Table	16	0	16
Lunch Room Table	0	23	23
Café Table	5	0	5

FILE CABINETS
4-Drawer File Cabinet	12	1	13
Vertical File Cabinet	4	0	4

MISCELLANEOUS
Freestanding White Boards	18	7	25
Metro Shelf	1	0	1
Bookshelf in open area	2	1	3
Podium	1	0	1
Freestanding Desk	4	1	5
2 post racks (all)

AV Equipment
Ceiling mounted AV Equipment (all)

EXHIBIT C
FORM OF MASTER LESSOR CONSENT

[See attached]

EXHIBIT D
SECOND AMENDMENT TO MASTER LEASE

[See attached]

EXHIBIT E
DESCRIPTION OF SUBLESSOR’S INTENDED IMPROVEMENTS

Engineering Lab #250: Design tenant improvements to Gigamon, Inc. Specifications
•Rearrange existing ladder and equipment racks.
•Install additional ladder and equipment racks
•Structural reinforcement of Lab #250 if / as required following structural engineering evaluation
•Rearrange existing HVAC distribution to accommodate equipment layout
•Install supplemental HVAC units (+/- 50 tons of cooling via roof mount or CRAC units), Electrical and Network capacity and distribution wire management
Site: Installation of EV (electric vehicle) charging station

EXHIBIT B

CONSENT TO SUBLEASE
THIS AGREEMENT (“Agreement”) is made as of this 2nd day of July, 2013, by and among SANTA CLARA OFFICE PARTNERS LLC, a Delaware limited liability company (“Landlord”), PALO ALTO NETWORKS, INC., a Delaware corporation (“Sublandlord”), and GIGAMON INC., a Delaware corporation (“Subtenant”).
RECITALS
A.Landlord is the landlord and Sublandlord is the tenant under that certain Lease dated as of October 20, 2010, as amended by that certain Amendment No. 1 to Lease dated as of March __, 2011 [original undated] and executed by Landlord on April 12, 2011, as further amended by that certain Amendment No. 2 to Lease (the “Second Amendment to Master Lease”) dated as of the date of this Consent to Sublease (collectively, the “Master Lease”), for approximately 105,664 square feet of space (the “Leased Premises”), comprising all of the rentable square footage of the office building whose address is 3300 Olcott Street in Santa Clara, California (the “Building”).
B.    Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Master Lease.
C.    Sublandlord has requested that Landlord consent to the subletting by Sublandlord to Subtenant of 100% of the Leased Premises (“Sublet Premises”), pursuant to the Sublease dated the same date as this Agreement (the “Sublease”), and to which Sublease this Agreement is attached.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, Landlord, Sublandlord and Subtenant hereby agree as follows:
Landlord hereby consents to the Sublease subject to and upon the following terms and conditions, as to each of which Sublandlord and Subtenant expressly agree:
1.    Notwithstanding any provision of the Sublease to the contrary, nothing contained in this Agreement or the Sublease shall:
(a)    operate as a consent to or approval or ratification by Landlord of any specific provisions of the Sublease or as a representation or warranty by Landlord, or cause Landlord to be estopped or bound in any way by any of the provisions of the Sublease; or
(b)    be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Master Lease, (ii) any of Sublandlord’s obligations under the Master Lease, or (iii) any rights or remedies of Landlord under the Master Lease or otherwise; or to enlarge or increase Landlord’s obligations or Sublandlord’s rights under the Master Lease or otherwise; or
(c)    be deemed to make Subtenant a third party beneficiary of the provisions of the Master Lease, or create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Master Lease; or
(d)    be construed to waive any past, present or future breach or default on the part of Sublandlord under the Master Lease.

2.    This consent is not assignable.
3.    The Sublease shall be subject and subordinate at all times to the Master Lease and to all of its provisions, covenants and conditions. Except for rent payable under the Master Lease, Sublandlord’s obligations to remove or restore the Alterations which were the subject of the Alteration Approval Letters (as defined in the Second Amendment to Master Lease), and Sublandlord’s obligations with respect to any Hazardous Materials first introduced to the Leased Premises or Property prior to the delivery of possession of the Sublet Premises to Subtenant under the Sublease (none of which is Subtenant obligated to perform), Subtenant shall perform faithfully and be bound by all the terms, covenants, conditions, provisions and agreements of the Master Lease, with respect to the period covered by the Sublease, but only to the extent applicable to the Sublet Premises. In the event that Subtenant exercises the option set forth in Section 19 below and becomes a direct tenant of Landlord’s pursuant to the Option Term Lease, or in the event Landlord, in its sole and absolute discretion, agrees to enter into the Alternative Direct Lease (as defined in the Second Amendment to Master Lease), Subtenant, with Sublandlord’s consent, may at that time elect to have certain of the remaining removal and restoration and surrender obligations set forth in Paragraph 2.6 of the Master Lease be deferred to the expiration or earlier termination of the Option Term Lease or the Alternative Direct Lease, as applicable, such election (a) to be made by written notice signed by both Sublandlord and Subtenant and delivered to Landlord simultaneously with Subtenant’s execution and delivery of the Option Term Lease, (b) to include the removal and restoration and surrender obligations being deferred and Subtenant’s assumption of such obligations, and (c) be in form satisfactory to Landlord in Landlord’s reasonable discretion. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease shall prevail unaffected by the Sublease; provided, however, that as between Sublandlord and Subtenant only, the provisions of the Sublease shall govern and control. Subtenant acknowledges and agrees that Landlord shall have no obligation to enter into the Alternative Direct Lease, and may refuse to do so for any reason or no reason.
4.    Neither the Sublease nor this consent thereto shall release or discharge the Sublandlord from any liability under the Master Lease. Sublandlord shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Master Lease to be performed and observed by Sublandlord. Any breach or violation of any provision of the Master Lease by Subtenant shall constitute a default by Sublandlord in fulfilling such provision.
5.    This consent by Landlord shall not be construed as a consent by Landlord to any further subletting as defined in the Master Lease (a “subletting”) by Sublandlord or Subtenant or to any assignment as defined in the Master Lease (an “assignment”) by Sublandlord of the Master Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same, and, without limiting the generality of the foregoing, both Sublandlord and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party: (a) without the prior written consent of Sublandlord, as and to the extent Sublandlord’s consent would be required under the Sublease, and (b) without the prior written consent of Landlord, as and to the extent Landlord’s consent would be required under the Master Lease. This consent shall not be construed as a consent by Landlord to any modification, amendment, extension or renewal of the Sublease. Sublandlord and Subtenant acknowledge and agree that except for any exercise of Subtenant’s rights under Section 19 of this Agreement, the attempted exercise of any option to extend the term of the Sublease or to expand the Sublet Premises by the Subtenant shall, for purposes of the Master Lease and this Agreement, constitute a further subletting subject to the provisions of this Article 5.
6.    In the event of Sublandlord’s default under any of the provisions of the Master Lease beyond applicable notice and cure periods expressly set forth in the Master Lease, the rent due from Subtenant under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right, upon such default, at any time at its option, to give notice to Subtenant of such assignment. Landlord shall credit Sublandlord with any rent received by Landlord under such assignment and Sublandlord acknowledges its approval of any such assignment and payment of rent by Subtenant to Landlord (and Sublandlord shall credit Subtenant under the Sublease with any rent paid by Subtenant to Landlord under such assignment), but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever serve to release Sublandlord from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease, except to the extent of the rent so credited.

7.    If the Master Lease shall expire or terminate during the term of the Sublease due either to condemnation or to destruction by fire or other cause, the Sublease and its term shall thereupon expire and come to an end and Subtenant shall vacate the Sublet Premises on or before the effective date of such termination. If the Master Lease shall expire or terminate during the term of the Sublease for any reason other than either condemnation or destruction by fire or other cause, Landlord will so notify Sublandlord and Subtenant in writing and within not more than thirty (30) days after the giving of such written notice, Landlord will, in its sole discretion, either: (a) elect by written notice to all such parties to require Subtenant to vacate the Sublet Premises in not less than seventy-five (75) days after such written election, in which event the Sublease and its term shall expire and come to an end on the effective date stated in such notice; or (b) elect (by written notice to all such parties) to continue the Sublease (without any additional or further agreement of any kind on the part of Subtenant) with the same force and effect as if Landlord as landlord and Subtenant as tenant had entered into a lease as of the effective date of such expiration, termination or surrender for a term equal to the then unexpired term of the Sublease and containing the same terms and conditions as those contained in the Sublease, in which event Subtenant shall attorn to Landlord and Landlord and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Sublandlord and Subtenant thereunder prior to such effective date, except that in no event shall Landlord be (1) liable for any act or omission by Sublandlord, (2) subject to any offsets or defenses which Subtenant had or might have against Sublandlord that has not been received by Landlord, (3) bound by any rent or additional rent or other payment paid by Subtenant to Sublandlord in advance that has not been paid to Landlord by Sublandlord, or (4) bound by any amendment to the Sublease not consented to by Landlord. If Landlord fails to notify Sublandlord and Subtenant of its election hereunder within the thirty (30) day period provided above, the Sublease and its term shall automatically expire and come to an end on the date which is seventy-five (75) days after the end of such thirty (30) day period. Upon expiration of the Sublease pursuant to the provisions of this Article 7, in the event of the failure of Subtenant to vacate the Sublet Premises as herein provided, Landlord shall be entitled to all of the rights and remedies available to a landlord against a tenant holding over without consent after the expiration of a term.
8.    In addition to complying with Sublandlord’s obligations under the Master Lease to maintain insurance, Subtenant shall add and maintain Landlord as an additional insured under Subtenant’s commercial general liability insurance policies. Notwithstanding anything to the contrary in Master Lease, Sublease or this Agreement, Landlord hereby releases Subtenant and its respective partners, principals, shareholders, members, officers, agents, employees and servants, and Subtenant hereby releases Landlord and its respective partners, principals, shareholders, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Sublet Premises or the Property which is caused by or results from any risk insured against under any property insurance policy actually carried or required to be carried by any such parties under this Sublease or the Master Lease. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy.
9.    Both Sublandlord and Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Master Lease, and (b) any additional costs incurred by Landlord in accordance with its rights under or pursuant to the Master Lease and this Agreement for maintenance and repair of the Sublet Premises as the result of Subtenant occupying the Sublet Premises (including, but not limited to, any excess costs to Landlord of services furnished to or for the Sublet Premises).
10.    Notwithstanding anything to the contrary contained in the Sublease, all requests for any service to be supplied by Landlord to the Sublet Premises, all requests to make improvements or alterations to the Sublet Premises, all requests to further sublet the Sublet Premises or assign the Sublease and all other requests for Landlord’s consent or approval must be made by Sublandlord on behalf of Subtenant.
11.    Subtenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Cresa with respect to the Sublease, and that it will indemnify, defend with competent counsel approved by Landlord, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Subtenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of the Sublease. In reliance on the foregoing, Landlord shall pay a leasing commission to Cresa on account of this Sublease and the Second Amendment to Master Lease in the aggregate amount of $919,325 pursuant to, in accordance with, and subject to the conditions contained in, a separate written agreement signed by Landlord and Cresa.
12.    Sublandlord and Subtenant understand and acknowledge that Landlord’s consent herein is not a consent to any improvement or alteration work to be performed in the Sublet Premises (including without limitation any improvement work contemplated in the Sublease), that Landlord’s consent for such work must be separately sought, and that any such work shall be subject to all the provisions of the Master Lease with respect thereto.
13.    In the event of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail unaffected by the Sublease; provided, however, that as between Sublandlord and Subtenant only, the provisions of the Sublease shall govern and control.
14.    Any notice or communication that any party hereto may desire or be required to give to any other party under or with respect to this Agreement shall be given prepaid, by hand delivery, Federal Express, or other nationally recognized overnight courier service, addressed to such other party, in the case of Landlord and Sublandlord, at the address set forth in the Master Lease, and in the case of Subtenant, at the Sublet Premises, or in any case at such other address any party may have designated by notice given in accordance with the provisions of this paragraph.
15.    Sublandlord and Subtenant agree, at any time and from time to time, upon not less than fifteen (15) days’ prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that the Sublease is unmodified and in full force and effect (or, if there have been modifications, that the Sublease is in full force and effect as modified and stating the modification), and the dates to which the annual base rental, additional rent and other charges have been paid, and stating whether or not Sublandlord or Subtenant is in default in performance of any covenant, agreement, term, provision or condition contained in the Sublease and, if so, specifying each such default, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and any prospective purchaser or lessee of the Building, or any trustee or beneficiary under any deed of trust affecting the Building. Sublandlord and Subtenant also agree to execute and deliver from time to time such other estoppel certificates as Landlord or any lender may require with respect to the Lease or the Sublease.
16.    In the event of any arbitration or action or proceeding at law or in equity between or among the parties to this Agreement as a consequence of any controversy, claim or dispute relating to this Agreement or the breach thereof, or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such arbitration, action or proceeding shall pay to the prevailing party or parties all costs and expenses, including reasonable attorney’s fees incurred therein by such prevailing party or parties, and if such prevailing party or parties shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and fees shall be included in and as part of such judgment.
17.    Each of Subtenant and Sublandlord agrees, jointly and severally, that it shall indemnify, defend and hold Landlord harmless from and against any and all claims arising out of (a) Subtenant’s use of the Sublet Premises or any part thereof for the conduct of its business, or (b) any activity, work or other thing done, permitted or suffered by Subtenant in or about the Building or the Sublet Premises, or any part thereof, or (c) any breach or default in the performance of any obligation on Subtenant’s part to be performed under the terms of the Sublease or this Agreement, or (d) any act, omission, or negligence of Subtenant or any officer, agent, employee, contractor, servant, invitee or guest of Subtenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) arising in connection with any such claim or claims as described in clauses (a) through (d) above, or any action or proceeding brought thereon. The foregoing indemnification shall not apply to losses or damages to the extent proximately caused by the negligence or willful misconduct of Landlord or any of Landlord’s agents, employees or contractors acting on Landlord’s behalf. If any such action or proceeding be brought against Landlord, the indemnifying party, upon notice from Landlord, shall defend such action or proceeding at the indemnifying party’s sole expense by counsel reasonably satisfactory to Landlord. Subtenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage or loss to property or injury or death to persons (except to the extent any such injury or death to persons is caused by the gross negligence or willful misconduct of Landlord or any of Landlord’s authorized representatives), in, upon or about the Sublet Premises, from any cause, and Subtenant hereby waives all claims in respect thereof against Landlord (except for claims arising from any injury or death to persons to the extent caused by the gross negligence or willful misconduct of Landlord or any of Landlord’s authorized representatives). Landlord and Sublandlord hereby agree that neither the foregoing nor any other provisions of this Agreement shall be interpreted to narrow the scope of any indemnification, defense, or hold harmless obligations of Sublandlord under the Master Lease.
18.    Notwithstanding anything to the contrary in the Master Lease or this Agreement, Landlord hereby agrees that (i) none of the following shall constitute a Transfer of the Sublease or the Master Lease: any change in the controlling ownership interest of the entity that constitutes Subtenant which results from any of the following: (a) the infusion of additional equity capital in Subtenant or an initial public offering of equity securities of Subtenant under the Securities Act of 1933, as amended, which results in Subtenant's stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System (a “National Exchange”); or (b) any transfer or sale of the stock or other ownership interest in Subtenant (1) to the spouse(s) and/or children of a shareholder of Subtenant, (2) to any trust, the beneficiary(ies) of which are family members of a shareholder of Subtenant, (3) by reason of bequest or inheritance, or (4) in connection with the issuance of warrants or stock options to purchase Subtenant’s stock, and the exercise of any purchase rights under any such warrants or stock options; provided, that any such issuance or exercise does not result in a change in the controlling percentage (as defined in the Master Lease) of the stock or other equity interests of Subtenant; and (ii) Subtenant may assign the Sublease or sublet the Sublet Premises, without any “recapture right” by Landlord and without any obligation to pay to Landlord “assignment consideration” or “excess rentals” (as such terms are defined in the Master Lease) to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Subtenant, or (ii) resulting from a merger, non-bankruptcy reorganization or consolidation with Subtenant or acquisition of substantially all of the assets and/or substantially all of the stock of Subtenant (each, a “Permitted Transferee”); provided that (w) any such entity shall assume the obligations and liabilities of Subtenant under the Sublease (or such of such obligations and liabilities as are to be performed by the Subtenant under the terms of the applicable sublease in the event of a sublease), and no such assignment or sublease shall in any manner release Subtenant from its primary liability under the Sublease, (x) any such entity has a net worth at the time of such assignment or sublease that is sufficient to undertake the financial obligations under the Sublease and at least equal to that of Subtenant immediately before the merger, acquisition or other transaction, (y) Subtenant provides Landlord with at least ten (10) days prior written notice of such transaction (or within ten (10) days after such transaction if Subtenant is prevented by law or any bona fide confidentiality agreement from providing prior notice to Landlord) together with such information reasonably required by Landlord that establishes that the underlying transaction complies with the provisions of this sentence and (z) Subtenant is not in monetary or material non-monetary default under the Sublease beyond applicable notice and cure periods at the time of the proposed Transfer.
19.    So long as Gigamon Inc. or a Permitted Transferee is then the Subtenant and occupies not less than seventy-five percent (75%) of the Sublet Premises, Landlord hereby grants Subtenant one (1) option to lease the entirety of the Sublet Premises for a period of five (5) years commencing from the expiration of the initial term of the Master Lease (the “Option Term”), subject to the following conditions:
(a)    The option to lease shall be exercised, if at all, by notice of exercise given to Landlord by Subtenant not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the term of the Master Lease.
(b)     Anything herein to the contrary notwithstanding, if an Event of Default exists under the Sublease or the Master Lease at the time Subtenant exercises the extension option, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in the Master Lease, the right to terminate such option to lease upon notice to Subtenant. The foregoing shall not be deemed to prohibit Subtenant from curing any Event of Default prior to exercising such option.
(c)    In the event the option is exercised in a timely fashion, Tenant shall lease the Sublet Premises from Landlord for the Option Term upon all of the terms and conditions of the Master Lease, but (i) as modified by Section 3 of this Agreement, (ii) deleting Article 15 thereof, and (iii) deleting any obligations of Landlord under the Lease (including the Work Letter) or otherwise to pay any allowances or perform any work other than as required by

Paragraph 5.1(b) of the Master Lease (the “Option Term Lease”), provided that the Base Monthly Rent for the Option Term shall be the “Fair Market Rent” for the Sublet Premises, increased as set forth below. For purposes hereof, “Fair Market Rent” shall mean the Base Monthly Rent determined pursuant to the process described below. At the end of the first 12 month period of the Option Term, Base Monthly Rent shall be increased to reflect the change in the Consumer Price Index for the San Francisco Metropolitan Area, All Items (the “CPI”), for the 12-month period ending 11 months after the commencement date of the Option Term, but in no event shall Base Monthly Rent be increased less than 3% per annum compounded annually nor more than 6% per annum compounded annually for such 12 month period. Base Monthly Rent shall be so adjusted at the end of each subsequent 12-month period during the Option Term. No leasing commissions shall be due or payable to any broker retained by Subtenant with regard to such Option Term Lease.
(d)    Subtenant’s Election. Within thirty (30) days after receipt of Subtenant’s notice of exercise, Landlord shall notify Subtenant in writing of Landlord’s estimate of the Base Monthly Rent for the Option Term, based on the provisions of Paragraph (c) above. Within thirty (30) days after receipt of such notice from Landlord, Subtenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the Option Term; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Subtenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the Option Term as calculated by Landlord. If Subtenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Subtenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Subtenant shall pay Base Monthly Rent under the Option Term Lease at the rate due for the last month of the term of the Sublease, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.
(e)    Rent Arbitration. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:
i.Subtenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph (d) above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be a real estate broker with at least ten (10) years of experience in the City of Santa Clara market area, or a qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the City of Santa Clara area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Subtenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Subtenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Subtenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Subtenant shall be the arbitrator to determine the issue.
ii.In the event that two arbitrators are chosen pursuant to Paragraph (e)(i) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph (e)(i). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Santa Clara, acting in his or her private and not in his or her official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.
iii.Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Subtenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.
iv.In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Subtenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.
v.The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of the Option Term Lease.
20.    Tenant and Subtenant have asked Landlord to specifically acknowledge, and Landlord hereby acknowledges, that (a) Subtenant shall have all of Tenant’s rights under the Master Lease regarding signage and parking which have been granted by Tenant to Subtenant pursuant to the Sublease, and (b) Landlord will not charge any additional amount to Subtenant regarding signage and parking that is not provided for in the Master Lease.
21.    This Agreement shall be construed in accordance with the laws of the State of California and, together with the Sublease and the Master Lease, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.
22.    Sublandlord agrees to reimburse to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of the Sublease.
23.    The obligations of the parties to this Agreement shall survive the expiration or termination of the Lease and the Sublease.
24.    This Agreement is hereby incorporated into the Sublease and shall be attached to the Sublease.
25.    The effectiveness of this Agreement and the parties’ obligations hereunder are subject to the receipt by Landlord, no later than ten (10) business days after the date hereof, of the Lender’s Consent. Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Agreement shall, at any party’s option by written notice to the other parties delivered prior to receipt of Lender’s Consent (if received after such 10-business-day period), thereupon be deemed terminated and of no further force or effect, and no party shall have any further rights, obligations, or liabilities hereunder. As used herein, the term “Lender’s Consent” means a written consent to this Agreement in form reasonably satisfactory to the parties, executed by the holder of the promissory note secured by that certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (encumbering the fee interest in the real property of which the Sublet Premises are a part), recorded on April 9, 2008 in the Official Records of Santa Clara, California, at Series No. 19806764, as amended.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
LANDLORD:

SANTA CLARA OFFICE PARTNERS LLC,
a Delaware limited liability company
By:    Menlo Equities III LLC,
a California limited liability company,
its Managing Member
By:     Menlo Equities LLC,
a California limited liability company,
its Managing Member
By:    Diamant Investments LLC,
a Delaware limited liability company,
its Member

By: /s/ Rick Holmstrom
Rick Holmstrom, Manager

SUBLANDLORD:

PALO ALTO NETWORKS, INC., a Delaware corporation

By: /s/ Jeffrey C. True
Jeffrey C. True, VP & General Counsel

SUBTENANT:

GIGAMON INC., a Delaware corporation

By: /s/ Paul Hooper
Paul Hooper, Chief Executive Officer

EXHIBIT C

ALTERATIONS APPROVAL LETTERS